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                         CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement of Digi International Inc. on Form S-8 (File No. 333-23857) of our reports dated December 15, 1997, on our audits of the consolidated financial statements and financial statement schedule of Digi International Inc. and Subsidiaries as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which reports are included or incorporated by reference in the Annual Report of Digi International Inc. on Form 10-K for the year ended September 30, 1997.



                                        PricewaterhouseCoopers LLP


Minneapolis, Minnesota
August 18, 1998